Exhibit 99.1

BANCFIRST CORPORATION REPORTS FOURTH QUARTER EARNINGS

OKLAHOMA CITY, January 20, 2022 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $38.2 million, or $1.15 diluted earnings per share, for the fourth quarter of 2021 compared to net income of $35.4 million, or $1.06 diluted earnings per share, for the fourth quarter of 2020. The Company recorded a net benefit from reversal of provisions for credit losses of $224,000 for the three months ended December 31, 2021 compared to a provision for credit losses of $5.0 million for the three months ended December 31, 2020. Net income for the year ended December 31, 2021 was $167.6 million, or $5.03 diluted earnings per share, compared to $99.6 million, or $3.00 diluted earnings per share, for 2020. The Company recorded a net benefit from reversal of provisions for credit losses of $8.7 million for 2021 compared to a provision for credit losses of $62.6 million for the prior year.

BancFirst Corporation Executive Chairman David Rainbolt commented, “I have never seen back to back years with more financial noise than 2020 and 2021. Pandemic provisions and reversals thereof, the government’s fiscal stimulus, and Federal Reserve rate reductions affected both our balance sheet and income statement in dramatic ways. The net effect is that we find ourselves with an extremely liquid balance sheet and with overnight rates still close to zero. It will be interesting to see what the consequences are as the US economy reverts to the mean.”

The Company’s net interest income for the fourth quarter of 2021 decreased to $75.9 million compared to $79.5 million for the fourth quarter of 2020, largely as a result of a decrease of $3.3 million in fee income from the Paycheck Protection Program (PPP). The net interest margin for the quarter was 2.87% compared to 3.55% a year ago. Noninterest income for the quarter totaled $45.7 million, compared to $35.4 million last year. The increase in noninterest income was mostly attributable to $3.3 million of income resulting from the application of equity method accounting related to an equity interest received in the process of a loan collection, $2.8 million in rental income from other real estate property, and a $1.8 million increase in income from debit card interchange fees. Noninterest expense for the quarter increased to $76.8 million compared to $65.6 million last year because of the increase in salaries and employee benefits of approximately $2.1 million, $2.3 million of other real estate property operating costs, $2.1 million amortization of investment in tax credits purchased in the fourth quarter, $1.1 million incentive to customers that participated in the year-end sweep program and approximately $1.0 million in depreciation largely from the Company’s new corporate headquarters. The Company’s effective tax rate was 15.3% compared to 20.3% for the fourth quarter of 2020. The lower effective tax rate was due to the recognition of the aforementioned $2.6 million in tax credits.

At December 31, 2021, the Company’s total assets were $9.4 billion, an increase of $193.3 million from December 31, 2020. Loans totaled $6.2 billion, a decrease of $254.0 million from year-end 2020 due to payoffs of approximately $572.3 million in PPP loans, which were partially offset by approximately $126 million of acquired loans from the First National Bank and Trust Company of Vinita, Oklahoma. Absent PPP loans and acquired loans, the Company’s loans increased $213.1 million or 3.7% in 2021. Deposits totaled $8.1 billion, an increase of $27.2 million from December 31, 2020. The increase in assets and deposits was predominantly related to government stimulus payments. At December 31, 2021, the remaining balance of PPP loans was $80.4 million. The Company’s total stockholders’ equity was $1.2 billion, an increase of $103.8 million over December 31, 2020. Off-balance sheet sweep accounts totaled $5.1 billion at December 31, 2021 compared to $2.8 billion at December 31, 2020.

Nonaccrual loans represented 0.34% of total loans at December 31, 2021, down from 0.58% at year-end 2020. Net charge-offs for the quarter were negligible, compared to 0.30% in the fourth quarter of 2020. The allowance for credit losses to total loans was 1.36% at December 31, 2021 compared to 1.42% at year-end 2020, and the allowance for credit losses to nonaccrual loans was 401.76% compared to 243.35% at year-end 2020. At December 31, 2021, the Company’s nonaccrual loans were $20.9 million compared to $37.5 million at year-end 2020. At December 31, 2021, the Company’s other real estate owned (OREO) increased $7.3 million from December 31, 2020.

BancFirst Corporation CEO David Harlow commented, “2021 was a record earnings year for the Company buoyed by one-time PPP fees and a negative loan loss provision as a result of a more benign credit environment than envisioned at the beginning of the year. 2022’s outlook includes an improved margin as a result of expected fed tightening; however, the Company is well positioned for whatever the future holds with our strong asset quality, liquidity and capital base.”

On October 29, 2021, BancFirst Corporation entered into an agreement to acquire Worthington National Bank (“Worthington”). Worthington is a national bank chartered by the Office of the Comptroller of the Currency (OCC) with one location in Arlington, Texas, one location in Colleyville, Texas and two Fort Worth, Texas locations. As of September 30, 2021, Worthington had approximately $462.6 million in total assets, $269.0 million in loans and $421.5 million in deposits. The acquisition is expected to be completed during the first quarter of 2022. Upon acquisition, Worthington will continue to operate as “Worthington National Bank” under a separate OCC charter and remain a separate subsidiary of BancFirst Corporation governed by its existing board of directors. BancFirst Corporation intends to provide an appropriate amount of capital or other support to increase Worthington’s ability to approve larger loans and allow Worthington to continue to grow their assets.

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates two subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 108 banking locations serving 59 communities across Oklahoma, and Pegasus Bank, with 3 banking locations in Dallas, TX. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share and share data - Unaudited)

	2021	2021	2021	2021	2020
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Condensed Income Statements:
Net interest income	$75,898	$80,190	$82,363	$77,206	$79,535
(Benefit from) provision for credit losses	(224)	1,483	(9,949)	—	4,992
Non-interest income:
Trust revenue	3,336	3,210	3,264	3,102	2,976
Service charges on deposits	22,095	21,706	20,524	19,100	19,796
Securities transactions	630	150	172	95	156
Income from sales of loans	1,545	1,594	2,133	2,010	1,852
Insurance commissions	6,075	6,666	5,015	5,989	5,680
Cash management	3,115	3,127	3,068	3,003	3,135
Other	8,897	3,333	10,442	6,636	1,825
Total noninterest income	45,693	39,786	44,618	39,935	35,420

Non-interest expense:
Salaries and employee benefits	42,887	42,267	41,992	39,577	40,750
Occupancy expense, net	4,521	5,086	4,528	4,348	4,533
Depreciation	4,708	4,207	4,133	3,877	3,779
Amortization of intangible assets	759	755	809	793	915
Data processing services	1,663	1,734	1,660	1,678	1,763
Net expense from other real estate owned	2,412	1,810	3,357	1,510	420
Marketing and business promotion	2,080	1,796	1,648	1,879	1,671
Deposit insurance	968	846	766	876	857
Other	16,783	11,713	15,130	10,425	10,923
Total noninterest expense	76,781	70,214	74,023	64,963	65,611
Income before income taxes	45,034	48,279	62,907	52,178	44,352
Income tax expense	6,866	9,529	14,715	9,658	8,994
Net income	$38,168	$38,750	$48,192	$42,520	$35,358
Per Common Share Data:
Net income-basic	$1.17	$1.18	$1.47	$1.30	$1.08
Net income-diluted	1.15	1.16	1.45	1.27	1.06
Cash dividends declared	0.36	0.36	0.34	0.34	0.34
Common shares outstanding	32,603,118	32,572,217	32,784,513	32,771,013	32,719,852
Average common shares outstanding -
Basic	32,585,784	32,744,104	32,779,227	32,756,852	32,690,296
Diluted	33,180,680	33,267,955	33,405,923	33,408,116	33,275,550
Performance Ratios:
Return on average assets	1.33%	1.37%	1.79%	1.69%	1.45%
Return on average stockholders’ equity	13.02	13.42	17.42	15.90	13.25
Net interest margin	2.87	3.09	3.32	3.36	3.55
Efficiency ratio	63.15	58.52	58.29	55.46	57.08

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Twelve months ended
	December 31,
	2021	2020
Condensed Income Statements:
Net interest income	$315,657	$306,668
(Benefit from) provision for credit losses	(8,690)	62,648
Non-interest income:
Trust revenue	12,912	13,130
Service charges on deposits	83,425	74,438
Securities transactions	1,047	(389)
Income from sales of loans	7,282	6,067
Insurance commissions	23,745	20,996
Cash management	12,313	15,411
Other	29,308	7,569
Total noninterest income	170,032	137,222

Non-interest expense:
Salaries and employee benefits	166,723	164,727
Occupancy expense, net	18,483	16,421
Depreciation	16,925	14,609
Amortization of intangible assets	3,116	3,815
Data processing services	6,735	6,753
Net expense (income) from other real estate owned	9,089	(1,531)
Marketing and business promotion	7,403	6,996
Deposit insurance	3,456	2,081
Other	54,051	43,859
Total noninterest expense	285,981	257,730
Income before income taxes	208,398	123,512
Income tax expense	40,768	23,926
Net income	$167,630	$99,586
Per Common Share Data:
Net income-basic	$5.12	$3.05
Net income-diluted	5.03	3.00
Cash dividends declared	1.40	1.32
Common shares outstanding	32,603,118	32,719,852
Average common shares outstanding -
Basic	32,716,099	32,672,522
Diluted	33,314,146	33,210,952
Performance Ratios:
Return on average assets	1.54%	1.06%
Return on average stockholders’ equity	14.88	9.52
Net interest margin	3.15	3.57
Efficiency ratio	58.88	58.06

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2021	2021	2021	2021	2020
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance Sheet Data:

Total assets	$9,405,612	$11,302,771	$11,015,287	$10,549,305	$9,212,357
Interest-bearing deposits with banks	1,821,203	3,836,809	3,373,099	2,788,316	1,336,394
Debt securities	534,500	529,484	563,771	520,543	555,196
Total loans	6,194,218	6,037,886	6,207,262	6,380,108	6,448,225
Allowance for credit losses	(83,936)	(86,463)	(83,963)	(90,860)	(91,366)
Deposits	8,091,914	9,992,044	9,728,389	9,371,940	8,064,704
Stockholders' equity	1,171,734	1,146,874	1,131,591	1,094,671	1,067,885
Book value per common share	35.94	35.21	34.52	33.40	32.64
Tangible book value per common share (non-GAAP)(1)	30.80	30.04	29.35	28.27	27.47
Balance Sheet Ratios:
Average loans to deposits	60.16%	61.56%	65.36%	70.84%	77.02%
Average earning assets to total assets	92.13	92.13	92.01	91.54	91.82
Average stockholders' equity to average assets	10.19	10.22	10.25	10.64	10.91
Asset Quality Data:
Past due loans	$4,964	$5,186	$4,386	$5,282	$4,802
Nonaccrual loans (5)	20,892	26,607	29,802	35,326	37,545
Restructured loans	3,665	7,073	7,485	7,801	7,784
Total nonperforming and restructured loans	29,521	38,866	41,673	48,409	50,131
Other real estate owned and repossessed assets	39,553	39,060	40,183	30,320	32,480
Total nonperforming and restructured assets	69,074	77,926	81,856	78,729	82,611
Nonaccrual loans to total loans	0.34%	0.44%	0.48%	0.55%	0.58%
Nonaccrual loans to total Non-PPP loans (non-GAAP)(3)	0.34	0.46	0.51	0.62	0.65
Nonperforming and restructured loans to total loans	0.48	0.64	0.67	0.76	0.78
Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)(3)	0.48	0.67	0.71	0.85	0.86
Nonperforming and restructured assets to total assets	0.73	0.69	0.74	0.75	0.90
Allowance to total loans	1.36	1.43	1.35	1.42	1.42
Allowance to total Non-PPP loans (non-GAAP)(3)	1.37	1.48	1.44	1.60	1.58
Allowance to nonaccrual loans	401.76	324.96	281.73	257.20	243.35
Allowance to nonperforming and restructured loans	284.33	222.46	201.48	187.69	182.26
Net charge-offs to average loans	0.03	0.01	0.06	0.01	0.30

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,171,734	$1,146,874	$1,131,591	$1,094,671	$1,067,885
Less goodwill	149,922	149,922	149,922	149,922	149,922
Less intangible assets, net	17,566	18,325	19,283	18,206	18,999
Tangible stockholders’ equity (non-GAAP)	$1,004,246	$978,627	$962,386	$926,543	$898,964
Common shares outstanding	32,603,118	32,572,217	32,784,513	32,771,013	32,719,852
Tangible book value per common share (non-GAAP)	$30.80	$30.04	$29.35	$28.27	$27.47

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

Reconciliation of Non-PPP loan ratios (non-GAAP)(4):

Total loans	$6,194,218	$6,037,886	$6,207,262	$6,380,108	$6,448,225

Less PPP loans	80,412	201,208	368,620	713,714	652,693
Total Non-PPP loans (non-GAAP)	$6,113,806	$5,836,678	$5,838,642	$5,666,394	$5,795,532

Nonaccrual loans (5)	20,892	26,607	29,802	35,326	37,545
Nonaccrual loans to total Non-PPP loans (non-GAAP)	0.34%	0.46%	0.51%	0.62%	0.65%
Total nonperforming and restructured loans	29,521	38,866	41,673	48,409	50,131
Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)	0.48%	0.67%	0.71%	0.85%	0.86%
Allowance for credit losses	(83,936)	(86,463)	(83,963)	(90,860)	(91,366)
Allowance to total Non-PPP loans (non-GAAP)	1.37%	1.48%	1.44%	1.60%	1.58%

(3) Refer to the “Reconciliation of Non-PPP loan ratios (non-GAAP)” Table.

(4) Nonaccrual loans to total Non-PPP loans is nonaccrual loans, divided by total loans less Paycheck Protection Program (PPP) loans. Nonperforming and restructured loans to total Non-PPP loans is nonperforming and restructured loans, divided by total loans less PPP loans. Allowance to total Non-PPP loans is allowance for credit losses, divided by total loans less PPP loans. These amounts are non-GAAP financial measures but have been included as they are considered critical metrics with which to analyze and evaluate the financial condition and capital strength of the Company. These measures should not be considered substitutes for operating results determined in accordance with GAAP.

(5) Government Agencies guarantee approximately $2.5 million of nonaccrual loans at December 31, 2021.

BancFirst Corporation

Consolidated Average Balance Sheets

And Interest Margin Analysis

Taxable Equivalent Basis

(Dollars in thousands - Unaudited)

	Three Months Ended			Twleve Months Ended
	December 31, 2021			December 31, 2021
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$6,080,771	$75,884	4.95%	$6,220,192	$316,618	5.09%
Debt securities – taxable	559,070	1,548	1.10	538,157	6,327	1.18
Debt securities – tax exempt	4,967	36	2.89	11,372	258	2.27
Interest bearing deposits with banks and FFS	3,872,577	1,505	0.15	3,268,443	4,366	0.13
Total earning assets	10,517,385	78,973	2.98	10,038,164	327,569	3.26

Nonearning assets:
Cash and due from banks	271,834			271,004
Interest receivable and other assets	711,908			694,191
Allowance for credit losses	(84,802)			(88,028)
Total nonearning assets	898,940			877,167
Total assets	$11,416,325			$10,915,331

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Transaction deposits	$887,619	$169	0.08%	$848,535	$634	0.07%
Savings deposits	3,920,225	1,021	0.10	3,736,901	4,055	0.11
Time deposits	644,401	729	0.45	654,801	3,543	0.54
Short-term borrowings	2,649	1	0.11	2,608	2	0.08
Subordinated debt	85,978	1,030	4.75	56,793	3,130	5.51
Total interest bearing liabilities	5,540,872	2,950	0.21	5,299,638	11,364	0.21

Interest free funds:
Noninterest bearing deposits	4,655,240			4,437,352
Interest payable and other liabilities	56,818			52,069
Stockholders’ equity	1,163,395			1,126,272
Total interest free funds	5,875,453			5,615,693
Total liabilities and stockholders’ equity	$11,416,325			$10,915,331
Net interest income		$76,023			$316,205
Net interest spread			2.77%			3.05%
Effect of interest free funds			0.10%			0.10%
Net interest margin			2.87%			3.15%